Exhibit 99.1

List of Project 500 Awards to Executive Officers

Executive Officer	Base Number
Lance C. Balk	50,000
John M. Duffey	100,000
Walter S. Hawrylak	40,000
Brett Petit	40,000
James Reid-Anderson	457,500
Leonard A. Russ	20,000
Alexander Weber Jr.	100,000